Exhibit 10.4

LEASE AGREEMENT EXTENSION

This Lease Extension Agreement (hereinafter referred to as the “Lease Extension”) is made and entered into this 17th day of June, 2010, by and between the INDUSTRIAL DEVELOPMENT AUTHORITY OF DANVILLE, VIRGINIA, a political subdivision of the Commonwealth of Virginia, (“Landlord”), and LUNA INNOVATIONS INCORPORATED, a corporation existing under the laws of the State of Delaware (“Tenant”), (collectively the “Parties,” or individually a “Party”).

In consideration of the covenants and obligations contained herein and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and pursuant to the original Lease Agreement, the parties agree as follows:

1. Prior Lease. The parties executed a Lease Agreement dated January 1, 2005 (the “Lease”) for a term of sixty (60) months. Pursuant to section 1.4 Tenant shall have the right to renew the lease for as many as two (2) new sixty (60) month renewal terms, provided written notice of the election to renew shall be delivered to Landlord not less than six (6) months prior to the expiration of the previous lease term under all of the same terms, conditions, and provisions of the original Lease. All capitalized terms used but not defined herein shall have the definitions provided in the Lease. For purpose of this Lease Extension, the Commencement Date shall be deemed to have been January 1, 2005.

2. Extension of Prior Lease Term. Not withstanding Tenant’s failure to provide written notice of the election to renew not less than six (6) months prior to the expiration of the initial term of the Lease, which failure to perform Landlord hereby specifically waives, pursuant to section 1.4 of the aforementioned Lease the parties hereby agree to extend and continue the Lease for an additional term of five (5) years, commencing on the 1st day of January 2010, and expiring on the 31st day of December 2014 (the “First Renewal Term”) under all of the same terms, conditions, and provisions of the original Lease.

3. Additional Renewal. Pursuant to section 1.4 Tenant shall have the right to renew the Lease for one (1) additional sixty (60) month renewal term, provided written notice of the election to renew shall be delivered to Landlord not less than six (6) months prior to the expiration of this Lease Extension under all of the same terms, conditions and provisions of the original Agreement.

4. Rent Payments and Purchase Option. Tenant shall pay to Landlord one dollar each Lease Year of the First Renewal Term. Pursuant to sections 20.24 & 3.1 of the original lease, Tenant shall have a purchase option on the property located at 521 & 529 Bridge Street also known as Old Belt 2 for the purchase price of sixty-nine thousand five hundred and fifty six dollars ($69,556) increased by an additional three (3%) percent on January 1 of each Lease Year of the First Renewal Term, starting on January 1, 2011. Additionally Tenant would cover all costs for closing this transaction.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease Extension Agreement to be executed by their respective duly authorized officers, under seal, as of the day and year first above written.

LANDLORD:

INDUSTRIAL DEVELOPMENT

AUTHORITY OF DANVILLE,

a political subdivision of the

Commonwealth of Virginia

By:
Name:	RICHARD L. TURNER
Title:	CHAIRMAN

COMMONWEALTH OF VIRGINIA	§

§
CITY OF DANVILLE	§

Before me Richard L. Turner on this day personally appeared and is known to me to be the person whose name is subscribed to the foregoing instrument and known to me to be the Chairman of the Industrial Development Authority of Danville, Virginia, a political subdivision of the Commonwealth of Virginia, and acknowledged to me that he executed said instrument for the purpose and consideration therein expressed. Given under my hand and seal of office this 17th day of June, 2010.

Notary Public

TENANT:

LUNA INNOVATIONS INC.,

a Delaware corporation

By:
Name:	Marc Hrovatic
Title:	VP of Ops

STATE OF Virginia	§

§
CITY OF Roanoke	§

Before me marc Hrovatic on this day personally appeared and is known to me to be the person whose name is subscribed to the foregoing instrument and known to me to be the VP of Operations of Luna Innovations Incorporated, a corporation existing under the laws of the State of Delaware and acknowledged to me that he executed said instrument for the purpose and consideration therein expressed, and as the act of said             . Given under my hand and seal of office this 9th day of June , 2010.

Notary Public My commission expires: 31 March 2013 Notary registration #: 7286924